Exhibit 99.1                                                       Press Release

              Advanced Nutraceuticals, Inc. Announces Completion of
         New $5.5 Million Credit Facility with CapitalSource Finance LLC
         ---------------------------------------------------------------


Denver, CO, March 26, 2003 - Advanced Nutraceuticals, Inc. (NASDAQ: ANII), announced today that it completed the refinancing of its Senior Debt Facility with CapitalSource Finance LLC. The collateralized debt agreement provides the Company with a $5.5 million facility, consisting of a $4.0 million revolver, a $1.0 million equipment term loan and a $500,000 equipment acquisition line.

Mr. Greg Pusey, President of ANII, stated, "ANII has taken a large step forward in getting this long-term facility in place, which will help the Company with its liquidity and financial position. Management can now focus its undivided attention on improving profitability".

"CapitalSource is pleased to provide a new debt structure for ANII that will enable management's ability to continue to improve its business fundamentals. We're confident that ANII's strong management team, strong customer relations, and enhanced liquidity will combine to drive the business," said Joe Kenary Managing Director, Corporate Finance at CapitalSource.

BCL Partners of Houston, Texas, represented ANII in securing the loan facility.

ANII is a holding company with two operating subsidiaries, Bactolac Pharmaceutical Inc., ("Bactolac") and ANI Pharmaceuticals, Inc. (ANIP). Bactolac is a successful manufacturer of vitamins and supplements that has grown rapidly since its inception and has been consistently profitable. ANIP is a contract and private label manufacturer of over-the-counter liquid and powder pharmaceutical products, primarily liquid stomach remedies.

ANIP has incurred significant losses, but has recently experienced substantial improvement in its bookings and sales. While management remains optimistic about ANIP's future prospects, ANIP continues to incur losses as current monthly sales levels are still below amounts required to break-even at current margins and product mix. Management continues to closely monitor the performance of this subsidiary, while exploring possible alternative strategic opportunities to best enhance the performance and value of the Company.


About CapitalSource Finance LLC:

Headquartered in Chevy Chase, MD, CapitalSource is a national commercial finance company offering a range of financing solutions to middle-market and small business clients. CapitalSource provides asset-based, senior and mezzanine financing ranging from $1 million to $50 million to small and mid-sized borrowers through three focused lending units: Corporate Finance, Healthcare Finance, and Structured Finance. CapitalSource has $2 Billion in commitments issued and more than 200 employees. For more information visit www.capitalsource.com or call toll free 866-876-8723.

For additional information contact:

Jeff McGonegal (303) 475-3786 (Email: jmcgonegal@anii.cc) or
Gregory Pusey (303) 722-4008 (Email: gpusey@anii.cc)

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This press  release  includes  "forward  looking  statements"  as defined by the
Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are
based  on  certain  assumptions  made  based  on  experience,   expected  future
developments   and  other   factors  ANII  believes  are   appropriate   in  the
circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of ANII. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including adverse changes in market conditions, fluctuations in sales volumes and problems in collecting receivables. Furthermore, ANII does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.